UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2010

SMITTEN PRESS: LOCAL LORE AND LEGENDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27795	98-0427526
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7731 S. Woodridge Drive Parkland, FL		33067
Address of principal offices		Zip Code

Registrant’s telephone number including area code:   954-575-9177

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The following current report under Section 13 or 15(d) of the Securities Exchange Act of 1934 is filed pursuant to Rule 13a-ll or Rule 15d-11:

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

 On April 30, 2010,  the holders of a majority of the shares of Common Stock of the Registrant acting on written consent elected Vincent Beatty as Director and President of the Company, and Robert Kwiecinski as Director and Secretary of the Company, to serve in said positions until the next Meeting of Shareholders.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws

On April 30, 2010, our Board of Directors approved a change in name of the Registrant to DataMill Media, Inc. effective at the close of business on June 30, 2010.  On April 30, 2010, our Board of Directors approved a reverse-split of our Common Stock on the basis of one new share of Common Stock for each one hundred shares of Common Stock held of record at the close of business on June 30, 2010.  These corporate actions were ratified on April 30, 2010 by holders of a majority of the shares of Common Stock of the Registrant acting on written consent.  The Amendment was filed with the State of Nevada on May 7, 2010,  with the actions to take effect on June 30, 2010.

SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:       June 10, 2010
SMITTEN PRESS: LOCAL LORE AND LEGENDS, INC.

By: /s/ VINCENT BEATTY
Vincent Beatty
President